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                                                              Exhibit (b)(10)(B)

                            GEORGE N. GINGOLD, ESQ.
                                ATTORNEY AT LAW
                             197 KING PHILIP DRIVE
                           WEST HARTFORD, CONNECTICUT
                                   06117-1409


April 22, 1998


Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C. 20549

Commissioners:

I hereby consent to the reference to my name under the caption "Legal Matters" in the Statement of Additional Information contained in Post-Effective Amendment No. 4 to the Registration Statement on Form N-4 (File No. 33-90984) to be filed by CIGNA Life Insurance Company and CIGNA Variable Annuity Separate Account I with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended.

Very truly yours,

/s/ George N. Gingold

George N. Gingold, Esquire